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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 25, 2010, in the Registration Statement (Form S-4) and related Prospectus of Global Aviation Holdings Inc. for the registration of $159,498,000 of 14% Senior Secured First Lien Notes due 2013.

/s/ Ernst & Young LLP
Atlanta, Georgia June 25, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM